UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 14, 2006 ebank Financial Services, Inc.
(Exact name of registrant as specified in its charter)

GEORGIA	000-24043	58-2349097
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
2410 Paces Ferry Road, Suite 190
Atlanta Georgia 30339
(Address of Principal Executive
Offices) (Zip Code)
(770) 863-9225
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Lease Agreement. On November 14, 2006, ebank Mortgage, LLC (“ebank Mortgage”), a majority-owned subsidiary of ebank, a wholly-owned bank subsidiary of ebank Financial Services, Inc. (the “Company”), entered into a new lease (the “Lease”) with 2401 Lake Park Drive Associates, L.P. (the “Landlord”), pursuant to which ebank Mortgage will continue to lease from the Landlord approximately 2,430 square feet of office space located at 2401 Lake Park Drive, Smyrna, Georgia, 30080. During the term of the Lease, ebank Mortgage is obligated to make monthly rental payments to the Landlord in the amount of $3,189.38. The Lease term commences December 1, 2006 (the day following the expiration of the current lease), and expires November 20, 2009, with no renewal rights. ebank Mortgage may terminate the Lease at any time upon ninety (90) days written notice to the Landlord. The Landlord is an entity owned and controlled by Edward L. Terry, a director and greater than 10% beneficial owner of the Company, and Gary R. Rhineheart, a business associate of Mr. Terry. Attached to this Report and incorporated herein by reference as Exhibit 10.1 is a copy of the Lease.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Lease dated November 14, 2006, between ebank Mortgage, LLC and 2401 Lake Park Drive Associates, L.P.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ebank Financial Services, Inc.
Date: November 17, 2006	By:	/s/ Wayne W. Byers
Wayne W. Byers
Chief Financial Officer

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